SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SIGNAL TECHNOLOGY

                    GAMCO INVESTORS, INC.
                                 5/09/03           35,925            13.1900
                                 5/09/03            2,000            13.1984
                                 5/08/03            2,200            13.1700
                                 5/07/03            4,900            13.1800
                                 5/06/03            1,300            13.1700
                                 5/05/03            6,960            13.1700
                                 5/02/03            5,000            13.1730
                    GABELI SECURITIES, INC.
                         GABELLI ASSOCIATES LTD
                                 5/08/03            3,540            13.1710
                         GABELLI ASSOCIATES FUND
                                 5/08/03            4,000            13.1710
                                 5/02/03              100            13.1500
                    GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 5/09/03           13,000            13.1900
                                 5/06/03           41,100            13.1800


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.